UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2023

Janus International Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40456	86-1476200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Janus International Blvd., Temple, GA 30179

(Address of Principal Executive Offices) (Zip Code)

(866) 562-2580

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2023, Colin Leonard notified the Board of Directors (the “Board”) of Janus International Group, Inc. (the “Company”), of his intent to resign from the Board of the Company effective upon the election or appointment of his replacement. Mr. Leonard serves as a member of the Compensation Committee of the Board and as a member and Chair of the Nominating and Corporate Governance Committee of the Board. Mr. Leonard’s decision to resign did not result from any disagreements with management or the Board. Mr. Leonard’s resignation letter is attached hereto and incorporated herein as Exhibit 10.1.

On December 27, 2023, José Feliciano notified the Board of the Company of his intent to resign from the Board of the Company upon the election or appointment of his replacement. Mr. Feliciano serves as Chairman of the Board and as a member and Chair of the Compensation Committee of the Board. Mr. Feliciano’s decision to resign did not result from any disagreements with management or the Board. Mr. Feliciano’s resignation letter is attached hereto and incorporated herein as Exhibit 10.2.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Resignation Letter of Colin Leonard, dated December 22, 2023.

10.2	Resignation Letter of José Feliciano, dated December 27, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2023

JANUS INTERNATIONAL GROUP, INC.

By:	/s/ Anselm Wong
Name:	Anselm Wong
Title:	Chief Financial Officer and Executive Vice President